Exhibit 99.1

Bowen Acquisition Corp Receives NASDAQ Delisting Notification for Failure to Comply with Listing Requirements

New York, NY, July 18, 2025 – Bowen Acquisition Corp (NASDAQ: BOWN) (“BOWN”), a special purpose acquisition company, announced that on July 15, 2025, it received a delisting determination letter (the “Delisting Determination Letter”) notifying BOWN that its securities are subject to delisting from the Nasdaq Global Market.

The Delisting Determination Letter stated that BOWN was not in compliance with (A) Nasdaq Listing Rules 5450(b)(2)(A), which requires companies listed on the Nasdaq Global Market to have Market Value of Listed Securities of at least $50,000,000 for a period of 30 consecutive trading days, (B) Nasdaq Listing Rules 5450(b)(2)(B), which requires that companies listed on the Nasdaq Global Market maintain a minimum 1,100,000 Publicly Held Shares, (C) Nasdaq Listing Rules 5450(b)(2)(C), which requires that companies listed on the Nasdaq Global Market to have Market Value of Publicly Held Shares to be at least $15,000,000 for a period of 30 consecutive trading days and (4) Nasdaq Listing Rules 5450(a)(2), which requires companies listed on the Nasdaq Global Market to have at least 400 total shareholders.

BOWN may appeal the Staff’s determination to a Nasdaq Hearings Panel pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. Unless BOWN requests an appeal of Nasdaq’s determination by 4:00 p.m. Eastern Time on July 22, 2025, trading of BOWN’s securities will be suspended at the opening of business on July 24, 2025, and Nasdaq will file a Form 25-NSE with the Securities and Exchange Commission to remove BOWN’s securities from listing and registration on the Nasdaq Stock Market.

The Delisting Determination Letter also noted that a request for a hearing will stay the suspension of BOWN’s securities only for a period of 15 days from the date of the request. When BOWN requests a hearing, it may also request a stay of the suspension, pending the hearing. The hearing panel will review the request for an extended stay and notify BOWN of its conclusion as soon as is practicable, but in any event no later than 15 calendar days following the deadline to request the hearing.

BOWN intends to request a hearing before the panel to appeal the delisting determinations and to request a stay of the suspension of BOWN’s securities from trading. There can be no assurance that the panel will grant BOWN’s request for continued listing or a stay of the suspension of BOWN’s securities.

BOWN has been diligently attempting to consummate its previously announced business combination with Shenzhen Qianzhi BioTechnology Co. Ltd. BOWN believes that it will be in compliance with the listing requirements upon consummation of such transaction. However, there can be no assurance that BOWN will be able to regain compliance with the listing requirements discussed above or otherwise satisfy the other NASDAQ listing criteria.

About Bowen Acquisition Corp

Bowen Acquisition Corp is a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. As previously disclosed, Bowen has entered into a definitive agreement for a business combination with Shenzhen Qianzhi BioTechnology Co., Ltd.

Forward Looking Statements

This press release includes certain “forward-looking” statements, as that term is defined under the federal securities laws. Actual results may differ from expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements generally are identified by the words or phrases such as “aspire,” “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “will be,” “will continue,” “will likely result,” “could,” “should,” “believe(s),” “predicts,” “potential,” “continue,” “future,” “opportunity,” seek,” “intend,” “strategy,” or the negative version of those words or phrases or similar expressions are intended to identify such forward-looking statements. You should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date hereof, and, except as required by law, the Company assumes no obligation and does not intend to update any forward-looking statement to reflect events or circumstances after the date hereof.

For investor and media inquiries, please contact:

Jiangang Luo

Chief Executive Officer

jiangangluo@bowenspac.com